EXHIBIT 16.1

Cowan, Gunteski & Co., P.A.

730 Hope Road

Tinton Falls, NJ 07724

 December 3, 2015

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sir/Madam:

We have read Item 4.01 of Classic Rules Judo Championships, Inc.’s (the “Company”) Form 8-K dated December 2, 2015, and are in agreement with the statements relating only to Cowan, Gunteski & Co. ,P.A. contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

/s/ Cowan, Gunteski & Co., P.A.

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